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                                                                EXHIBIT 10.4

SERVICE AGREEMENT

                          DATED September 24/th/, 1999

PARTIES:

  (1) Template Software Inc. of 45365 Vintage Park Plaza, Suite 100, Dulles, VA 20166, United States of America and, jointly and severally, its wholly owned subsidiary Template Software (UK) Ltd., of 39/45 Victoria Street, Windsor, Berks, UK

  ("the Company"), and

  (2) Richard Hugh Collard, of 42 Gregories Road, Beaconsfield, Bucks HP9 1HQ, United Kingdom ("the Executive").

OPERATIVE TERMS:

  Definitions

  In this agreement

     "the Board" means the board of directors of the Company from time to time

     "Effective Date" means 1st January 1995

     "the Employment" means the employment established by this Agreement which shall be subject to the employment laws of the United Kingdom.

     References to clauses and schedules are to clauses of and schedules to this Agreement.

1.   Title; Period of Employment

     1.1 The Company shall employ the Executive and the Executive shall serve the Company as Vice President of European Operations

     1.2 The Employment began on the Effective Date and shall continue until the earlier of (a) December 31, 1999, ("the Initial Expiry Date"), (b) a later date one or more years later than this if the contract is extended as below ("the Extended Expiry Date") or (c) the date on which the Agreement is terminated in accordance with its terms.

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     1.3  The Executive has been employed by the Company continuously since
January 1, 1995. There is no employment with a previous employer (other than earlier continuous employment with the Company, subsidiary or associate of the Company) which counts as part of the Executive's continued period of employment for the purposes of the UK Employment Protection (Consolidation) Act of 1978.

     1.4 If the Agreement is not terminated in accordance with its terms prior to the Initial Expiry Date or any Extended Expiry Date then the term of this Agreement shall be automatically extended for an additional 12 month period to an Extended Expiry Date of December 31st in the year following the immediate preceding term.

2.  Termination by the Company.

     2.1 The Company shall have the right to terminate this Agreement with or without cause at any time during the term of this Agreement by giving written notice to the Executive. The termination shall become effective on the date specified in the notice, which termination date shall not be a date prior to either the legal minimum as provided by the ruling employment law for the United Kingdom or the date 5 days following the date of the notice of termination itself, whichever is the greater. In the event that the Executive is terminated for cause, the Company shall pay the Executive base salary and bonus due through the day on which such termination is effective. In the event that the Executive is terminated without cause, the Company shall pay to the Executive base salary and bonus due through the day on which such termination is effective plus a compensation for loss of office equal to not less than 12 months salary and bonus prorated for 12 months. The bonus paid will be for 12 months, paid monthly at a monthly rate, and calculated by taking the bonus earned for the prior twelve months, based on the quarterly achievements of the most recent 4 reporting quarters of the Company. Thus, should termination occur in late February, then the "bonus year" would be the calendar year of the preceding year. Should termination occur in late May, then the bonuses for the 2nd, 3rd, and 4th quarter of the preceding year and the bonus for the 1st quarter of the same year constitute the "prior twelve" months or stated in the prior paragraph. Benefits (insurance, etc.) that are in force prior to termination will continue to be carried by the Company for 12 months or until the Executive begins full time employment with another organization, whichever occurs first.

     2.2 For purposes of Section 2.1 and Section 2.3, "cause" shall mean (i) a material breach by the Executive of any covenant or condition hereunder; (ii) a material neglect of duty by the Executive amounting to gross misconduct; (iii) the commission by the Executive of any act or omission constituting gross negligence, dishonesty, fraud, immoral or disreputable conduct which is, or in the reasonable opinion of the Company's Board of Directors is likely to be, harmful to the Company or its reputation; (iv) violation by the Executive of the Company's material policies as set forth in the Company's personnel handbook, if one has been adopted in the United Kingdom, which violation remains uncured thirty (30) days after written notice to the Executive by the Company regarding such violation has been provided; or (v) the performance by the Executive of any act or omission demonstrating an intentional or reckless disregard of the interests of the Company.

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     2.3  Change of Control of the Company and Termination.  In the event of a
Change of Control (as defined below) of the Company, then following the consummation of such Change of Control and termination by the Company of the Executive without cause (as defined in Section 2.2) within 12 months of the date of consummation of such Change of Control, all unexercisable Incentive and Non-Qualified Stock Options granted to the Executive prior to such date will become immediately exercisable in full upon such termination. The Company and the Executive will promptly enter into amendments to the appropriate stock option agreements governing the Executive's previously-granted stock options to reflect these agreements.

          For purposes of this Section 2.3, a Change of Control shall mean any of the following:

          (a) the merger or consolidation of the Company with or into another unaffiliated entity, or the merger of another unaffiliated entity into the company or any subsidiary thereof with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction hold less than fifty percent (50%) of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the entity surviving such merger or consolidation;

          (b) the sale, lease or other transfer of all or substantially all of the Company's assets to an unaffiliated person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) or the sale or transfer of more than fifty-one percent (51%) of the Company's then outstanding voting stock (other than in a restructuring transaction which results in the continuation of the Company's business by an affiliated entity) to such persons or group; or

          (c) the adoption by the stockholders of the Company of a plan relating to the liquidation or dissolution of the Company.


3.   Termination by Death or Disability of the Executive.

     3.1 In the event of the Executive's death during the term of this Agreement, all obligations of the parties hereunder shall terminate immediately, and the Company shall pay to the Executive's beneficiary or estate, the salary and other compensation due the Executive through the day on which his death shall have occurred plus one month of salary continuation.

     3.2 If the Executive is unable to perform his duties hereunder due to mental, physical or other disability for a period of 180 consecutive calendar days, as determined by the Company, or for 180 days in any period of 12 consecutive months, this Agreement may be terminated by the Company, at its option, by written notice to the Executive, effective on the termination date specified in such notice, provided such termination date shall not be a date prior to the date of the notice of termination itself. In this case, the Company will pay the Executive the salary and other compensation due him through the day on which such termination is effective.

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4.   Termination by the Executive.

     4.1 The Executive may voluntarily terminate this Agreement at any time, with or without cause, by giving 30 days written notice to the Company. Any such termination, if without cause, shall become effective on the date specified in such notice, provided that the Company may elect to have such termination become effective on a date after, but not more than 14 days after, the date of the notice. If such termination is with cause, it shall become effective on the 30 days after the date of such notice, provided the Company has failed to cure the cause specified in the notice.

     4.2 After the date of any such termination, the Executive shall be entitled to the salary due him through the day on which such termination becomes effective, unless such termination was for cause, in which case he shall be entitled to receive from the Company compensation equal to the compensation the Executive would have received had the Company terminated this Agreement without cause pursuant to Section 2.1.

     4.3  For purposes of this Section 4, "cause" shall mean a material failure
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by the Company to perform its obligations under this Agreement.

5. Suspension. In the event the Company has reasonable cause to believe that there exists cause for termination of this Agreement as defined in Section 2,
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immediately upon written notice to the Executive, the Company may but shall not be obligated to suspend the Executive, with pay, for a period not to exceed four
(4) weeks, either as a disciplinary measure or in order to investigate the Company's belief that such cause exists. No such suspension shall prevent the Company from thereafter exercising its rights to terminate this Agreement in accordance with its terms.

6.   Duties:

     6.1  The Executive shall:

          6.1.1 exercise the powers and functions and perform the duties reasonably assigned to him from time to time by or under the authority of the Chief Executive Officer in such manner as shall be specified by the Chief Executive Officer;

          6.1.2 the Executive shall report to the Chief Executive Officer of the Company as and when required;

          6.1.3 Address himself to the Company's business (unless prevented by illness or other incapacity and except as may from time to time by permitted or required by the Board) during the Company's normal business hours of 9.00 a.m. to 5.30 p.m. Monday to Friday inclusive and at such other times as may reasonably be necessary in the interests of the Company to the performance of his duties.

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          6.1.4  When reasonably requested by the Company undertake duties for directly associated companies within the same group of companies where such assignment does not materially affect the Executive's working conditions or if such effect is present then with the agreement of the Executive.

          6.1.5 Well and faithfully serve the Company and use his best endeavours to promote and protect the interests of the Company.

          6.1.6 When requested to do so fully and promptly give the Board such explanations information and assistance as it may require.

7.   Place of Employment

     7.1 The Executive's place of employment shall be at the offices of the Company at Windsor, Berks, United Kingdom or at such other place as the Company may reasonably require. If the Company requests the Executive to change his residence and the Executive agrees to such a move then the Company will reimburse such removal and other expenses relating to such change of residence as the parties agree are fair and reasonable in the circumstances. In addition, the Executive shall travel to such parts of the world as the Board shall reasonably direct or authorize provided that the Executive shall not be required to spend more than 100 nights per year outside the U.K. on the Company's business.

8.   Remuneration and Benefits

     8.1  The Executive shall be paid for the proper performance of his duties:

          8.1.1 an annual salary and bonus plan as agreed with the Chief Execuitve and modified from time to time. This salary shall accrue from day to day and shall be payable by equal monthly instalments in arrears on the last day of each month and shall include any sums receivable as director's fees. The bonus shall be payable as mutually agreed and set out in the ruling Incentive Plan.

          8.1.2  The Executive shall also receive the following benefits:

                 8.1.2.1 The Executive shall be entitled to be a member of the Company's BUPA Private Medical Expenses Scheme or such other medical expenses scheme as the Company may make available from time to time.

                 8.1.2.2 The Executive shall be entitled to the benefit of life insurance cover of a sum insured equal to four times the Executive's annual base salary.

                 8.1.2.3 The Executive shall be entitled to be a member of the Company's Permanent Health Insurance Scheme as the Company may make available from time to time.

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9.   Expenses:

     9.1 The Executive shall be reimbursed all reasonable hotel, travelling, entertainment and other expenses properly incurred by him in the course of the Employment in accordance with the Company's regulations as published from time to time. The Executive shall produce vouchers or other evidence of expenses in respect of which he claims reimbursement;

          9.1.1 Any credit card supplied to the Executive by the Company shall be used only for expenses incurred by him in the course of the Employment.

10.  Company Car:

     10.1 The Executive shall be reimbursed for the use of his private car for Company business in accordance with the policy and Schedule attached and modified from time to time.

11.  Pension:

     11.1 The Executive is entitled to receive payments from the Company into his Personal Pension scheme in accordance with the details of the relevant scheme which are given in the Schedule.

12.  Holidays:

     12.1 The Executive shall in addition to normal statutory and bank holidays be entitled to five weeks (25 working days) paid holiday during each year commencing on 1st January and pro rata for any lesser period. The Company will endeavour to meet the Executive's reasonable requests as to time and duration of holidays but it reserves the right to fix holidays in its interest. The Executive's entitlement to holidays and to holiday pay shall be subject to the rules of the Company from time to time in force relating to holiday entitlement and holiday pay, an example of which is attached as an appendix.

13.  Outside Interests:

     13.1 During the Executive's employment he shall not (save with the prior written consent of the Board):

          13.1.1 Directly or indirectly be engaged concerned or interested in any capacity in any business, trade or occupation whatsoever other than those of the Company except as (a) a holder of not more than 5% of the issued shares or securities of any companies which are listed or dealt in on any recognised stock exchange or market or (b) in a manner which does not hinder or materially interfere with the Executive's performance of his duties. "Occupation" shall include any public, private, or charitable work;

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          13.1.2  Introduce or transact business of any kind with which the
Company is able to deal to or for the account of himself or any other person firm or company.

14.  Copyright

     14.1 The Copyright in any literacy, dramatic or artistic work (which in this context is intended to include, but is not limited to, computer programs) made by the Executive at any time while employed by the Company which is of relevance to the business of the Company (whether or not the work was made by direction of the Company or was intended to benefit the Company) shall belong to the Company and to the extent that such Copyright is not otherwise vested in the Company the Executive hereby assigns the same to the Company.

15.  Confidential Information and Trade Secrets:

     15.1 The Executive acknowledges that in the ordinary course of the Employment he will be exposed to information about the Company's business and that of its suppliers and customers which amounts to a trade secret, is confidential or is commercially sensitive and which may not be readily available to others engaged in a similar business to that of the Company or to the general public.

     15.2 The Executive shall keep secret and shall not at any time either during the Employment, or after its termination, for whatever reason, use communicate or reveal to any person for the Executive's own or another's benefit, any secret or confidential information concerning the business, finances or organisation of the Company, its suppliers or customers which shall have come to his knowledge during the cause of the Executive's Employment. The Executive shall also use his best endeavours to prevent the publication or disclosure of any such information.

     15.3 For the purposes of this Clause and by way of illustration and not limitation information will prima facie be secret and confidential if it is not in the public domain and relates to:


     .    research and developments
     .    formulae, formulations, including details of software products
     . methods of treatment, processing, manufacture or production, process and production controls including quality controls
     .    suppliers and their production and delivery capabilities
     .    customers and details of their particular requirements
     . costings, profit margins, discounts, rebates and other financial information
     .    marketing strategies and tactics
     .    current activities and current and future plans

     15.4  The restrictions contained in this clause shall not apply to:

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          15.4.1  any disclosure or case authorised by the Board or required in the ordinary and proper course of the Employment or as required by the order of a court of competent jurisdiction or an appropriate regulatory authority; or

          15.4.2 any information which the Executive can demonstrate was known to the Executive prior to the commencement of the Executive's employment by the Company or is in the public domain otherwise than as a result of a breach of this clause.

16.  Miscellaneous Provisions:

     16.1 This Agreement records the entire agreement and understanding between the parties and supersedes and cancels all previous agreements understandings or representations reached between or made by the parties or either of them in connection with the Executive's employment.

     16.2 Any notice to be given to the Company shall be delivered or sent by first class post to its registered office for the time being and any notice to be given to the Executive shall be delivered to him personally or sent by first class post to his usual place of abode last known to the Company and any such notice if posted shall be deemed to have been served on the day following that on which it was posted.

     16.3 The headings in this agreement are inserted for convenience only and shall not affect its construction.

     16.4 This agreement shall be governed by English law and parties submit to the jurisdiction of the English Courts and Tribunals.
IN WITNESS the Company and the Executive have signed this Agreement
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for Template Software, Inc.



/s/ Joseph M. Fox
-----------------
J Fox
Chairman






/s/ Richard H. Collard
----------------------
R. H. Collard


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